UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2024

Landos Biopharma, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39971	81-5085535
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 11239 Blacksburg, Virginia	24062
(Address of Principal Executive Offices)	(Zip Code)

(540) 218-2232

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.01 per share	LABP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

As previously announced, on March 24, 2024, Landos Biopharma, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Bespin Subsidiary, LLC, a Delaware corporation and a wholly owned Subsidiary of AbbVie, Inc. (“Parent”), Bespin Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and solely for the limited purposes set forth therein, AbbVie Inc. providing for, among other things, the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent.

On May 23, 2024, the Company held a special meeting of its stockholders (the “Special Meeting”) to vote on the two proposals described in detail in the Company’s definitive proxy statement (the “Proxy Statement”) filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 25, 2024 and mailed to the Company’s stockholders on or about April 30, 2024. As disclosed in the Proxy Statement, as of the close of business on April 25, 2024, the record date for the Special Meeting, there were 3,125,841 shares of the Company’s common stock outstanding and entitled to vote at the Special Meeting. A total of 2,246,156 shares of the Company’s common stock, representing approximately 72% of the shares outstanding and entitled to vote and constituting a quorum, were represented in person (virtually) or by valid proxies at the Special Meeting.

The final voting results for each of the proposals submitted to a vote of stockholders at the Special Meeting are as follows:

Proposal 1: The Company’s stockholders voted to adopt the Merger Agreement and approve the transactions contemplated thereby. The voting results are set forth in the table immediately below:

For	Against	Abstained
2,245,931	175	50

Proposal 2: In connection with the Special Meeting, the Company also solicited proxies with respect to a proposal to approve one or more adjournments of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the proposal to adopt the Merger Agreement. Because there were sufficient votes represented at the time of the Special Meeting to approve the proposal to adopt the Merger Agreement, the proposal to approve one or more adjournments of the Special Meeting was moot and was not presented for approval by the Company’s stockholders at the Special Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Landos Biopharma, Inc.

Dated: May 23, 2024	By:	/s/ Gregory Oakes
Gregory Oakes
President and Chief Executive Officer